UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): October 6, 2004

                             MCCARTHY GRENACHE, INC,
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 1516 E Tropicana Ave Suite 195, Las Vegas 89119
                 -----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 597-2786
                                                           --------------

Item 7. Regulation FD Disclosure

On October 6, 2004, two subsidiaries of the Company were served with litigation involving a real estate project in Nevada. Counsel for the Company has not yet had an opportunity to fully review the litigation from the Company's point of view, but the lawsuit appears to involve the claim of an alleged former interest holder in one or more of the subsidiaries. The Company has not been directly sued and the relevant actions alleged appear to have occurred before the Company acquired the subsidiary entities.

On or about November 1, 2004 the Company's subsidiaries will file a Motion to Dismiss the Complaint as it affects them. At the present time counsel does not believe that the Company has any significant exposure in the matter.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
-----------------------------
Guy Ravid,
Director

Dated: October 18, 2004